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                                                                    Exhibit 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                      ------------------------------------

                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
             UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                      ------------------------------------

                                 U.S. BANK, N.A.
                            f/k/a FIRSTAR BANK, N.A.
               (Exact name of Trustee as specified in its charter)

A National Banking Association                 41-0122055
(State of incorporation if not                 (IRS Employer Identification No.)
a national bank)

101 East Fifth Street
Corporate Trust Department
St. Paul, Minnesota                            55101
(Address of principal executive offices)       (Zip Code)

                                 U.S. BANK, N.A.
                              101 East Fifth Street
                            St. Paul, Minnesota 55101
                                 (651) 229-2600
         (Exact name, address and telephone number of agent for service)

                       -----------------------------------

                      ChipPAC International Company Limited
                                  ChipPAC, Inc.
         ChipPAC Liquidity Management Hungary Limited Liability Company
                           ChipPAC Luxembourg S.a.R.L.
                           ChipPAC Korea Company Ltd.
                                 ChipPAC Limited
                             ChipPac (Barbados) Ltd.
             (Exact name of registrant as specified in its charter)

British Virgin Islands                         66-0573152
Delaware                                       77-0463048
Hungary                                        98-0209814
Luxembourg                                     98-0209817
Republic of Korea                              98-0209695
British Virgin Islands                         98-0209699
Barbados                                       98-0209821
(State of incorporation or                     (IRS Employer Identification No.)
other jurisdiction)

47400 Kato Road
Fremont, California
(Address of principal executive offices)                              (Zip Code)
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               12 3/4% Series B Senior Subordinated Notes due 2009
                         (Title of Indenture Securities)

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Item 1.       General Information.  Furnish the following information as to the
              -------------------
              trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                           Comptroller of the Currency
                           Treasury Department
                           Washington, DC

                           Federal Deposit Insurance Corporation
                           Washington, DC

                           The Board of Governors of the Federal Reserve System Washington, DC

         (b)  The Trustee is authorized to exercise corporate trust powers.


                                     GENERAL

Item 2.       Affiliations with Obligor and Underwriters.  If the obligor or any
              ------------------------------------------
              underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

              None
              See Note following Item 16.

Items 3-15 are not applicable because to the best of the Trustee's knowledge the
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obligor is not in default under any Indenture for which the Trustee acts as
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Trustee.
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Item 16.      List of Exhibits.  Listed below are all the exhibits filed as a
              ----------------
              part of this statement of eligibility and qualification. Exhibits 1-4 are incorporated by reference from filing 333-48849. Exhibit 7 is incorporated by reference from filing 333-79659.

              Exhibit 1. Copy of Articles of Association of the trustee now in effect.

              Exhibit 2.   a.    A copy of the certificate of the Comptroller of
                                 Currency dated June 1, 1965, authorizing
                                 Firstar Bank, N. A. to act as fiduciary.

                           b. A copy of the certificate of authority of the trustee to commence business issued June 9, 1903, by the Comptroller of the Currency to Firstar Bank, N.A.

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              Exhibit 3.   A copy of the authorization of the trustee to
                           exercise corporate trust powers issued by the Federal Reserve Board.

              Exhibit 4.   Copy of the By-Laws of the trustee as now in effect.

              Exhibit 5.   Copy of each Indenture referred to in Item 4.

              Exhibit 6. The consent of the trustee required by Section 321(b) of the Act.

              Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

         The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the Trustee by the obligor. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota on the 19th day of September, 2001.

                                        U.S. BANK, N.A. f/k/a FIRSTAR BANK, N.A.

              (Seal)
                                           /s/ Frank P. Leslie III
                                        ----------------------------------------
                                        Frank P. Leslie III
                                        Vice President



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                                    EXHIBIT 6

                                     CONSENT

         In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, Firstar Bank, N.A., hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  September 19, 2001

                                              U.S. BANK f/k/a FIRSTAR BANK, N.A.


                                                 /s/  Frank P. Leslie III
                                              ----------------------------------
                                              Frank P. Leslie III
                                              Vice President






















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                                                                       EXHIBIT 7

                        FIRSTAR BANK NATIONAL ASSOCIATION
                        STATEMENT OF FINANCIAL CONDITION
                                As of 12/31/2000

                                    ($000's)

                                                                       12/31/00
                                                                       --------
Assets
         Cash and Due From Depository Institutions                   $ 4,544,505
         Federal Reserve Stock                                               -0-
         Securities                                                   12,945,944
         Federal Funds                                                   410,689
         Loans & Lease Financing Receivables                          50,162,986
         Fixed Assets                                                    931,227
         Intangible Assets                                             1,322,468
         Other Assets                                                  2,275,734
                                                                     -----------
                  Total Assets                                       $72,593,553


Liabilities

         Deposits                                                    $53,380,847
         Fed Funds                                                     5,278,558
         Treasury Demand Notes                                           357,723
         Trading Liabilities                                               4,682
         Other Borrowed Money                                          4,446,474
         Acceptances                                                      19,638
         Subordinated Notes and Debentures                             2,016,942
         Other Liabilities                                           $ 1,642,637
                                                                     -----------
                  Total Liabilities                                  $67,147,501


Equity

         Common and Preferred Stock                                  $    18,200
         Surplus                                                       3,540,002
         Undivided Profits                                             1,887,850
                                                                     -----------
                  Total Equity Capital                               $ 5,446,052


Total Liabilities and Equity Capital                                 $72,593,553